Exhibit 8.1

Office 313.465.7000 www.honigman.com
August 27, 2020

Ocuphire Pharma, Inc. 37000 Grand River Ave, Suite 120 Farmington Hills, MI 48335

Re:	Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as special tax counsel to Ocuphire Pharma, Inc., a Delaware corporation (“Ocuphire”) in connection with the Agreement and Plan of Merger and Reorganization, dated as of June 17, 2020, as amended by the First Amendment to Agreement and Plan of Merger and Reorganization, dated as of June 29, 2020 (collectively, the “Merger Agreement”), among Ocuphire, Rexahn Pharmaceuticals, Inc., a Delaware corporation (“Rexahn”), and Razor Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Rexahn (“Merger Sub”). The Merger Agreement contemplates the proposed merger of Merger Sub with and into Ocuphire, with Ocuphire continuing as the surviving company and becoming a direct, wholly owned subsidiary of Rexahn (the “Merger”).

This opinion letter is being delivered to you in connection with the filing of a registration statement on Form S-4 (as amended and supplemented through the date hereof, the “Registration Statement”), initially filed by Rexahn with the Securities and Exchange Commission (the “SEC”) on July 6, 2020, including the proxy statement/prospectus/information statement forming a part thereof (the “Proxy Statement/Prospectus”), relating to the transactions contemplated by the Merger Agreement.  Except as otherwise indicated, capitalized terms used in this opinion letter are defined as set forth in the Merger Agreement or the Registration Statement, as applicable.

In our capacity as counsel to Ocuphire, and for purposes of rendering the opinions stated below, we have examined and, with your consent, relied upon the following documents:

(i)	the Registration Statement and the Proxy Statement/Prospectus filed as part of the Registration Statement;

(ii)	the Merger Agreement;

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

August 27, 2020

(iii)
a letter of even date to us from Douglas J. Swirsky, President and Chief Executive Officer of Rexahn, containing certain written representations of Rexahn and Merger Sub (the “Rexahn Certificate of Representations”);

(v)
a letter of even date to us from Mina Sooch, President and Chief Executive Officer of Ocuphire, containing certain written representations of Ocuphire (together with the Rexahn Certificate of Representations, the “Certificates of Representations”); and

(vi)	such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

In our examination of the foregoing documents, we have assumed, with your consent and without independent investigation, that:

(i)
each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; has not been amended; and the signatures on each original document are genuine;

(ii)	where any such document required execution by a person, the person who executed the document had proper authority and capacity;

(iii)	all representations and statements set forth in such documents are, and at the Effective Time will be, true, correct and complete in all material respects;

(iv)	where any such document imposes obligations on a person or entity, such obligations have been or will be performed or satisfied in accordance with their terms;

(v)
all parties to the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Merger Agreement and documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without waiver or modification of any such terms and conditions; and

(vi)	no action will be taken by any of Rexahn, Merger Sub or Ocuphire after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

August 27, 2020

We have not independently verified all of the representations, facts or assumptions set forth in such documents or any other documents.  We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all facts stated therein.  We also have relied upon the correctness, without regard to any qualification as to knowledge or belief or plan or intention, of the factual representations and covenants contained in the Certificates of Representations and the factual matters discussed in the Proxy Statement/Prospectus.  We are not aware of any facts that are inconsistent with the representations contained in the Certificates of Representations.  It should be noted, however, that the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed under the Code, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  We can give no assurance, therefore, that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede the opinions stated herein.  In addition, there can be no assurance that positions contrary to our opinions will not be taken by the Internal Revenue Service, or that a court considering the issues will not hold contrary to such opinions.

Moreover, the opinions set forth below represents our conclusion based upon the documents, facts, assumptions and representations referred to above.  Any material amendments to such documents or changes in any significant facts after the date hereof, or inaccuracy of such assumptions or representations, could affect the opinions stated herein.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America to the extent specifically referred to herein.

Based on the documents and assumptions set forth above, the representations and covenants set forth in the Certificates of Representations, and the factual matters discussed in the Proxy Statement/Prospectus, we hereby confirm that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the discussion contained in the Registration Statement under the heading “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” pertaining to the U.S. federal income tax consequences of the Merger, insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, in each case, subject to the assumptions, limitations and conditions set forth in the Proxy Statement/Prospectus and herein, constitutes the opinion of Honigman LLP as to the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined in the Registration Statement) of Ocuphire common stock.

We will not review on a continuing basis the compliance of Rexahn, Merger Sub, and Ocuphire with the documents or assumptions set forth above, or the representations and covenants set forth in the Certificates of Representations.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all the facts referred to in this opinion letter or the Certificates of Representations.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

August 27, 2020

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  We undertake no obligation to update the opinions expressed herein after the date of this opinion letter.  These opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law.

This opinion letter is issued to you in connection with the Registration Statement and may not be used or relied upon by any other person or for any other purpose without our express written consent.  We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

JHC:AMS:MSB

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506